UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 09, 2023

Preformed Line Products Company

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-31164	34-0676895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive
Mayfield Village, Ohio		44143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 440 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PLPC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, Mr. William H. Haag, Vice President, Asia Pacific Region, of Preformed Line Products Company (the “Company”), announced his plans to retire from such position with the Company on June 1, 2023. Mr. Haag has been employed at the Company for 38 years, holding various positions.

Additionally, on May 1, 2023, the Board of Directors of the Company appointed William Koh, age 53, as the Company’s Vice President, Asia Pacific Region, to replace Mr. Haag. This appointment will take effect immediately. Prior to his employment with the Company, Mr. Koh served as Regional Managing Director for TECO Electric and Machinery Co., Ltd, and several positions at Danaher, including Managing Director of the Southeast Asia division.

Effective May 1, 2023, Mr. Koh will become eligible to participate equitably with the Company’s other executive officers in any of the Company’s plans relating to incentive compensation, pension, profit sharing, disability income insurance, life insurance, education, medical coverage, automobile allowance or leasing, or other retirement or employee benefits.

On May 3, 2023, Mr. Andrew Klaus, Chief Financial Officer of the Company, received an award of 4,730 restricted share units (“RSUs”) under the Company’s 2016 Long Term Incentive Plan with a grant date fair market value of $590,209. The RSUs vested in full on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

Date:	May 9, 2023	By:	/s/ Caroline Vaccariello
Caroline Vaccariello General Counsel and Corporate Secretary